Exhibit 10.28
AMENDMENT TO
TULSA EQUIPMENT AND THROUGHPUT AGREEMENT
This Amendment to Tulsa Equipment and Throughput Agreement is being entered into on December 9, 2010 (this “Amendment”), by and between Holly Refining & Marketing -Tulsa LLC, a Delaware corporation (“Tulsa Refining”), and HEP Tulsa LLC, a Delaware limited liability company (“HEP Tulsa”), and is an amendment to the Tulsa Equipment and Throughput Agreement by and between such parties dated August 1, 2009 (the “Original Throughput Agreement”). Holly Corporation, a Delaware corporation (“Holly”), as well as Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), are also executing this Amendment for the sole purpose of acknowledging and agreeing to the Amendment as guarantors under the Original Throughput Agreement, as amended hereby. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Original Throughput Agreement.
RECITALS:
WHEREAS, the parties to this Amendment desire to amend the Original Throughput Agreement to add Holly as a guarantor of the Tulsa Refining Payment Obligations (as defined below).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties to this Amendment hereby agree as follows:
1. The Original Throughput Agreement is hereby amended by replacing each and every reference in the Original Throughput Agreement to “Holly Corporation” with a reference to “Holly”.
2. Section 1 of the Original Throughput Agreement is hereby amended by adding the following definitions:
“Holly” means Holly Corporation, a Delaware corporation.
“Tulsa Refining Payment Obligations” has the meaning set forth in Section l5(a).
3. The Original Throughput Agreement is hereby amended by adding a new Section 15 immediately following Section 14 to read in its entirety as follows:
“Section 15. Guarantee bv Holly
(a) Payment and Performance Guaranty. Holly unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to HEP Tulsa the punctual and complete payment in foil when due of all amounts due from Tulsa Refining under the Agreement (collectively, the “Tulsa Refining Payment Obligations”). Holly agrees that HEP Tulsa shall be entitled to enforce directly against Holly any of the Tulsa Refining Payment Obligations.

(b) Guaranty Absolute. Holly hereby guarantees that the Tulsa Refining Payment Obligations will be paid strictly in accordance with the terms of the Agreement. The obligations of Holly under this Agreement constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of Holly under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:
(i) any assignment or other transfer of the Agreement or any of the rights thereunder of HEP Tulsa;
(ii) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Agreement;
(iii) any acceptance by HEP Tulsa of partial payment or performance from Tulsa Refining;
(iv) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to Tulsa Refining or any action taken with respect to the Agreement by any trustee or receiver, or by any court, in any such proceeding;
(v) any absence of any notice to, or knowledge of, Holly, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (i) through (iv); or
(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.
The obligations of Holly hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Tulsa Refining Payment Obligations or otherwise.
(c) Waiver. Holly hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the Tulsa Refining Payment Obligations and any requirement for HEP Tulsa to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Tulsa Refining, any other entity or any collateral.

(d) Subrogation Waiver. Holly agrees that for so long as there is a current or ongoing default or breach of this Agreement by Tulsa Refining, Holly shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from Tulsa Refining for any payments made by Holly under this Section 15, and Holly hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against Tulsa Refining during any period of default or breach of this Agreement by Tulsa Refining until such time as there is no current or ongoing default or breach of this Agreement by Tulsa Refining.
(e) Reinstatement. The obligations of Holly under this Section 15 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Tulsa Refining Payment Obligations is rescinded or must otherwise be returned to Tulsa Refining or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of Tulsa Refining or such other entity, or for any other reason, all as though such payment had not been made.
(f) Continuing Guaranty. This Section 15 is a continuing guaranty and shall (i) remain in foil force and effect until the first to occur of the indefeasible payment in foil of all of the Tulsa Refining Payment Obligations, (ii) be binding upon Holly, its successors and assigns and (iii) inure to the benefit of and be enforceable by HEP Tulsa and its successors, transferees and assigns.
(g) No Duty to Pursue Others. It shall not be necessary for HEP Tulsa (and Holly hereby waives any rights which Holly may have to require HEP Tulsa), in order to enforce such payment by Holly, first to (i) institute suit or exhaust its remedies against Tulsa Refining or others liable on the Tulsa Refining Payment Obligations or any other person, (ii) enforce HEP Tulsa’s rights against any other guarantors of the Tulsa Refining Payment Obligations, (iii) join Tulsa Refining or any others liable on the Tulsa Refining Payment Obligations in any action seeking to enforce this Section 15, (iv) exhaust any remedies available to HEP Tulsa against any security which shall ever have been given to secure the Tulsa Refining Payment Obligations, or (v) resort to any other means of obtaining payment of the Tulsa Refining Payment Obligations.”
4. Except as amended hereby, all of the terms and conditions of the Original Throughput Agreement shall remain in foil force and effect. The “Miscellaneous” provisions set forth in Sections 13(b), 13(c), 13(d), 13(e), 13(g) and 13(h) of the Original Throughput Agreement are hereby incorporated herein by reference.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

HOLLY REFINING & MARKETING — TULSA LLC
By:	/s/ David L. Lamp
	Name:	David L. Lamp
	Title:	President

HEP TULSA LLC
By:	/s/ David G. Blair
	Name:	David G. Blair
	Title:	President
ACKNOWLEDGED AND AGREED:
HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ David G. Blair Name: David G. Blair
Title: President

HOLLY CORPORATION

By:	/s/ David L. Lamp

Name: David L. Lamp
Title: President
Signature Page to
Amendment to Tulsa Equipment and Throughput Agreement